Bonds.com 10-K
Exhibit 10.73

AMENDMENT NO. 1 TO

SECOND AMENDED AND RESTATED GRID SECURED PROMISSIRY NOTE

This AMENDMENT NO. 1 TO SECOND AMENDED AND RESTATED GRID SECURED PROMISSIRY NOTE (this “Amendment”), dated as of September 21, 2010, is entered into by and between BONDS.COM GROUP, INC., a Delaware corporation (the “Company”), and BURTON W. WIAND (the “Holder”), in his capacity as the Receiver appointed by the United States District Court for the Middle District of Florida, Tampa Division, in the action styled Securities and Exchange Commission v. Arthur Nadel, et al., Case No: 8:09-cv-87-T-26TBM, and amends the Grid Note (as defined below).

BACKGROUND

The Holder holds a Second Amended and Restated Grid Secured Promissory Note, dated November 9, 2009, originally issued by the Company to Valhalla Investment Partners, L.P. (the “Grid Note”).  The principal amount outstanding under the Grid Note as of the date hereof is $100,000, and the final maturity date of the Grid Note is October 1, 2010, at which time the Company is required to pay the holder $102,300, representing the outstanding principal amount and accrued interest as of such date.  The Company and the Holder desire to extend the maturity date of the Grid Note as set forth herein.

AGREEMENT

In consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

Section 1.           Amendment to the Grid Note.  The Grid Note is hereby amended to provide that (a) the final quarterly payment of principal in the amount of $100,000 is extended from October 1, 2010 to October 22, 2010 (the “Extended Maturity Date”); and (b) on the Extended Maturity Date the Company shall pay the Holder the principal amount referred to in the foregoing clause (a) plus accrued interest in the amount of $2,825 (representing interest accrued on the principal amount from July 1, 2010 until October 22, 2010 on the basis of a 360-day year).  After the payment of such amount, there shall be no further principal or interest due under the Grid Note.

Section 2.           Representation by Holder.  The Holder is the legal holder the Grid Note and has all necessary right, power and authority to exercise rights with respect thereto, including entering into this Amendment.

Section 3.           Effect of Modification and Amendment of Purchase Agreement.  The Grid Note shall be deemed to be modified and amended solely in accordance with the express provisions of this Amendment and the respective rights, duties and obligations of the parties under the Grid Note shall continue to be determined, exercised and enforced under the Grid Note subject in all respects to the modifications and amendments set forth in this Amendment.  All the other terms of the Grid Note shall continue in full force and effect.  In the event of inconsistency between the terms of this Amendment and the terms of the Grid Note, the terms of this Amendment shall govern.

Section 4.           Counterparts.  This Amendment may be executed in any number of counterparts, each of which shall be deemed an original instrument, and all of which together shall constitute one agreement.  A facsimile or electronic signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile or electronic signature.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth above.

BONDS.COM GROUP, INC.

By:	/s/ Michael Sanderson
Name:	Michael Sanderson
Title:	Chief Executive Officer

HOLDER: BURTON W. WIAND, RECEIVER

By:	/s/ Burton W. Wiand
Name:	Burton W. Wiand
Title:	Court-appointed Receiver in the action styled Securities and Exchange Commission v. Arthur Nadel, et al., Case No: 8:09-cv-87-T-26TBM.